UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

Thayer Ventures Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25852 McBean Parkway Suite 508 Valencia, CA		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 782-1414

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, and one-half of one redeemable Warrant to acquire one share of Class A Common Stock	TVACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	TVAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	TVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On December 15, 2020, Thayer Ventures Acquisition Corporation (the “Company”) consummated an initial public offering (the “IPO”) of 17,250,000 Units (each, a “Unit” and collectively, the “Units”), including the 2,250,000 Units as a result of the underwriters’ exercise of their over-allotment option, at an offering price of $10.00 per Unit and a private placement with Thayer Ventures Acquisition Holdings LLC of 7,175,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, subject to adjustments, at a price of $1.00 per warrant (the “Private Placement”). Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, totaling $175,950,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public stockholders and the underwriters of the IPO, with Continental Stock Transfer & Trust Company acting as trustee.

Except with respect to interest earned on the Offering Proceeds held in trust that may be released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), the Company’s amended and restated certificate of incorporation, subject to the requirements of law and regulation, provides that none of the funds held in the trust account will be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s Class A Common Stock if the Company is unable to consummate an initial business combination within 18 months from the closing of the IPO, subject to applicable law, or (iii) the redemption of the Company’s Class A Common Stock properly submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Company’s Class A Common Stock if the Company has not consummated an initial business combination within 18 months from the closing of the IPO or with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity.

An audited balance sheet as of December 15, 2020 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Audited Balance Sheet as of December 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2020

Thayer Ventures Acquisition Corporation

By:	/s/ Mark Farrell
Name:	Mark Farrell
Title:	Co-Chief Executive Officer